                                  EXHIBIT 11.1

                   STATEMENT RE COMPUTATION OF SHARE EARNINGS

                                                                                     PRO FORMA
                                                  NET LOSS PER SHARE             NET LOSS PER SHARE
                                                  ------------------             ------------------
                                                      YEAR ENDED                     YEAR ENDED
                                                 DECEMBER 31, 1996              DECEMBER 31, 1995
                                                 ------------------             ------------------
 Net Loss  . . . . . . . . . . . . . . .              $  (858,116)                 $(6,036,335)
 Adjustment to interest expense
   assuming conversion of debt at
   beginning of period . . . . . . . . .                        -                      113,867
                                                      -----------                  -----------
 Adjusted net loss . . . . . . . . . . .              $  (858,116)                 $(5,922,468)
                                                      ===========                  ===========
 Weighted average shares used to
   compute pro forma net loss per
   share:
   Weighted average common
     shares outstanding  . . . . . . . .                6,621,442                    1,622,283
   Weighted average preferred
     shares outstanding -- assuming
     conversion  . . . . . . . . . . . .                        -                    1,747,231
   Weighted average convertible
     subordinated debentures --
     assuming conversion . . . . . . . .                        -                      322,209
   Additional shares pursuant to
     SAB83 computation . . . . . . . . .                  641,672                    2,917,848
                                                      -----------                  -----------
                                                        7,263,114                    6,609,571
                                                      ===========                  ===========
 Net loss per share  . . . . . . . . . .              $     (0.12)                 $     (0.90)
                                                      ===========                  ===========



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